                                   INDENTURE






             AMERICAN BUSINESS FINANCIAL SERVICES, INC., as obligor






                          Senior Collateralized Notes






                                $100,000,000.00






         U.S. BANK NATIONAL ASSOCIATION, a national banking association as trustee





                          Dated as of December 31, 2003

                               TABLE OF CONTENTS



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
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE .....................................................................   1
   Section 1.1            Definitions .....................................................................................   1
   Section 1.2            Other Definitions ...............................................................................   5
   Section 1.3            Incorporation by Reference of Trust Indenture Act. ..............................................   5
   Section 1.4            Rules of Construction ...........................................................................   5

ARTICLE II. THE SECURITIES ................................................................................................   6
   Section 2.1            Unlimited Amount; Accounts; Interest; Maturity. .................................................   6
   Section 2.2            Transaction Statement. ..........................................................................   7
   Section 2.3            Registrar and Paying Agent. .....................................................................   7
   Section 2.4            Paying Agent to Hold Money in Trust. ............................................................   7
   Section 2.5            Securityholder Lists. ...........................................................................   8
   Section 2.6            Transfer and Exchange. ..........................................................................   8
   Section 2.7            Payment of Principal and Interest; Principal and Interest Rights Preserved. .....................   8
   Section 2.8            Reserved. .......................................................................................   9
   Section 2.9            Outstanding Senior Collateralized Notes. ........................................................   9
   Section 2.10           Treasury Senior Collateralized Notes. ...........................................................   9
   Section 2.11           Reserved. .......................................................................................   9
   Section 2.12           Reserved. .......................................................................................   9
   Section 2.13           Defaulted Interest. .............................................................................   9
   Section 2.14           Book Entry Registration. ........................................................................   10
   Section 2.15           Initial and Periodic Statements. ................................................................   10

ARTICLE III. REDEMPTION ...................................................................................................   11

ARTICLE IV. COVENANTS .....................................................................................................   11
   Section 4.1            Payment of Senior Collateralized Notes. .........................................................   11
   Section 4.2            Maintenance of Office or Agency. ................................................................   12
   Section 4.3            SEC Reports and Other Reports. ..................................................................   12
   Section 4.4            Compliance Certificate. .........................................................................   13
   Section 4.5            Stay, Extension and Usury Laws. .................................................................   13
   Section 4.6            Liquidation. ....................................................................................   13
   Section 4.7            Limitation on Liens. ............................................................................   14

ARTICLE V. SUCCESSORS .....................................................................................................   14
   Section 5.1            When the Company May Merge, etc. ................................................................   14
   Section 5.2            Successor Corporation Substituted. ..............................................................   14

ARTICLE VI. DEFAULTS AND REMEDIES .........................................................................................   14
   Section 6.1            Events of Default. ..............................................................................   14
   Section 6.2            Acceleration. ...................................................................................   15
   Section 6.3            Other Remedies. .................................................................................   15
   Section 6.4            Waiver of Past Defaults. ........................................................................   15
   Section 6.5            Control by Majority. ............................................................................   16
   Section 6.6            Limitation on Suits. ............................................................................   16
   Section 6.7            Rights of Holders to Receive Payment. ...........................................................   16
   Section 6.8            Collection Suit by Trustee. .....................................................................   16
   Section 6.9            Trustee May File Proofs of Claim. ...............................................................   16
   Section 6.10           Priorities. .....................................................................................   17
   Section 6.11           Undertaking for Costs. ..........................................................................   17

ARTICLE VII. TRUSTEE ......................................................................................................   18
   Section 7.1            Duties of Trustee. ..............................................................................   18
   Section 7.2            Rights of Trustee. ..............................................................................   18
   Section 7.3            Individual Rights of Trustee. ...................................................................   19
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                                       i

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
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
   Section 7.4            Trustee's Disclaimer. ...........................................................................   19
   Section 7.5            Notice of Defaults. .............................................................................   19
   Section 7.6            Reports by Trustee to Holders. ..................................................................   19
   Section 7.7            Compensation and Indemnity. .....................................................................   19
   Section 7.8            Replacement of Trustee. .........................................................................   20
   Section 7.9            Successor Trustee by Merger, etc. ...............................................................   21
   Section 7.10           Eligibility; Disqualification. ..................................................................   21
   Section 7.11           Preferential Collection of Claims Against Company. ..............................................   21

ARTICLE VIII. DISCHARGE OF INDENTURE ......................................................................................   21
   Section 8.1            Termination of Company's Obligations. ...........................................................   21
   Section 8.2            Application of Trust Money. .....................................................................   22
   Section 8.3            Repayment to Company. ...........................................................................   22
   Section 8.4            Reinstatement. ..................................................................................   22

ARTICLE IX. AMENDMENTS ....................................................................................................   23
   Section 9.1            Without Consent of Holders. .....................................................................   23
   Section 9.2            With Consent of Holders. ........................................................................   23
   Section 9.3            Compliance with Trust Indenture Act. ............................................................   24
   Section 9.4            Revocation and Effect of Consents. ..............................................................   24
   Section 9.5            Notation on or Exchange of Senior Collateralized Notes. .........................................   24
   Section 9.6            Trustee to Sign Amendments, etc. ................................................................   24

ARTICLE X. SUBORDINATION ..................................................................................................   25
   Section 10.1           Agreement to Subordinate. .......................................................................   25
   Section 10.2           Liquidation; Dissolution; Bankruptcy. ...........................................................   25
   Section 10.3           Default of Senior Debt. .........................................................................   26
   Section 10.4           When Distribution Must Be Paid Over. ............................................................   26
   Section 10.5           Notice by Company. ..............................................................................   27
   Section 10.6           Subrogation. ....................................................................................   27
   Section 10.7           Relative Rights. ................................................................................   27
   Section 10.8           Subordination May Not Be Impaired by the Company or Holders of
                            Senior Debt....................................................................................   27
   Section 10.9           Distribution or Notice to Representative. .......................................................   28
   Section 10.10          Rights of Trustee and Paying Agent. .............................................................   28
   Section 10.11          Authorization to Effect Subordination. ..........................................................   28
   Section 10.12          Article Applicable to Paying Agent. .............................................................   29
   Section 10.13          Miscellaneous. ..................................................................................   29

ARTICLE XI. COLLATERAL AND COLLATERAL DOCUMENTS ...........................................................................   29
   Section 11.1           Collateral and Collateral Documents. ............................................................   29
   Section 11.2           Possession, Use and Release of Collateral. ......................................................   29
   Section 11.3           Opinion of Counsel. .............................................................................   30
   Section 11.4           Further Assurances. .............................................................................   30
   Section 11.5           Trust Indenture Act Requirements. ...............................................................   30
   Section 11.6           Suits to Protect the Collateral. ................................................................   30
   Section 11.7           Purchaser Protected. ............................................................................   31
   Section 11.8           Powers Exercisable by Receiver or Trustee. ......................................................   31
   Section 11.9           Release upon Termination of Company's Obligations. ..............................................   31

ARTICLE XII. MISCELLANEOUS ................................................................................................   31
   Section 12.1           Trust Indenture Act Controls. ...................................................................   31
   Section 12.2           Notices. ........................................................................................   31
   Section 12.3           Communication by Holders with Other Holders. ....................................................   32
   Section 12.4           Certificate and Opinion as to Conditions Precedent. .............................................   32
   Section 12.5           Statements Required in Certificate or Opinion. ..................................................   33



                                       ii

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   Section 12.6           Rules by Trustee and Agents. ....................................................................   33
   Section 12.7           Legal Holidays. .................................................................................   33
   Section 12.8           No Recourse Against Others. .....................................................................   33
   Section 12.9           Duplicate Originals. ............................................................................   33
   Section 12.10          Governing Law. ..................................................................................   33
   Section 12.11          No Adverse Interpretation of Other Agreements. ..................................................   33
   Section 12.12          Successors. .....................................................................................   33
   Section 12.13          Severability. ...................................................................................   34
   Section 12.14          Counterpart Originals. ..........................................................................   34
   Section 12.15          Table of Contents, Headings, etc. ...............................................................   34
   Section 12.16          Time. ...........................................................................................   34

                             CROSS-REFERENCE TABLE*



Trust Indenture                                                      Indenture
Act Section                                                           Section
310(a)(1) ......................................................        7.10
  (a)(2) .......................................................        7.10
  (a)(3) .......................................................        N.A.
  (a)(4) .......................................................        N.A.
  (a)(5) .......................................................        N.A.
  (b) ..........................................................     7.8; 7.10
  (c) ..........................................................        N.A.
311(a) .........................................................        7.11
  (b) ..........................................................        7.11
  (c) ..........................................................        N.A.
312(a) .........................................................        2.5
  (b) ..........................................................        12.3
  (c) ..........................................................        12.3
313(a) .........................................................        7.6
  (b)(1) .......................................................        N.A.
  (b)(2) .......................................................        7.6
  (c) ..........................................................     7.6; 12.2
  (d) ..........................................................        7.6
314(a) .........................................................   4.3; 4.4;12.2
  (b) ..........................................................        N.A.
  (c)(1) .......................................................        12.4
  (c)(2) .......................................................        12.4
  (c)(3) .......................................................        N.A.
  (d) ..........................................................        N.A.
  (e) ..........................................................        12.5
  (f) ..........................................................        N.A.
315(a) .........................................................       7.1(b)
  (b) ..........................................................     7.5; 12.2
  (c) ..........................................................       7.1(a)
  (d) ..........................................................       7.1(c)
  (e) ..........................................................        6.11
316(a)(last sentence) ..........................................        2.10
  (a)(1)(A) ....................................................        6.5
  (a)(1)(B) ....................................................        6.4
  (a)(2) .......................................................        N.A.
  (b) ..........................................................        6.7
  (c) ..........................................................        N.A.
317(a)(1) ......................................................        6.8
  (a)(2) .......................................................        6.9
  (b) ..........................................................        2.4
318(a) .........................................................        12.1


   N.A. means not applicable

   * This Cross Reference Table is not part of the Indenture

   INDENTURE dated as of December 31, 2003, by American Business Financial Services, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

   The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Collateralized Notes of the Company issued pursuant to the Company's Offer to Exchange dated December 1, 2003, as amended, and the Application for Qualification of Indenture on Form T-3.

                                   ARTICLE I.
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE


Section 1.1 Definitions.

   "Account" means the record of beneficial ownership of a Senior
Collateralized Note maintained by the Company.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

   "Agent" means any Registrar, Paying Agent or co-registrar of the Senior Collateralized Notes.

   "Bankruptcy Law" means the United States Bankruptcy Code (Title II U.S.
Code) and other federal or state insolvency laws as amended from time to time.

   "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

   "Business Day" means any day other than a Legal Holiday.

   "Collateral" means the tangible and intangible property, assets and interests of the Company or its Affiliates that are pledged, or in which a security interest has been granted to secure the repayment of the obligations, pursuant to the Collateral Documents, including all of the assets that are subject to Priority Liens.

   "Collateral Coverage Ratio" means, at the end of each quarterly balance sheet date, the ratio of (i) the value of the Collateral securing the Senior Collateralized Notes to (ii) the outstanding aggregate principal balance owing on the Senior Collateralized Notes issued under this Indenture plus all other Priority Lien Obligations, as determined by the Company.

   "Collateral Documents" means each security agreement by and between the Trustee (on behalf of the Securityholders), and the Company or its Affiliates, and each security agreement or other document executed by the Company or its Affiliates creating a Lien that, after giving effect to such transfer, secures the Senior Collateralized Notes, each as may be amended, supplemented or otherwise modified from time to time.

   "Company" means American Business Financial Services, Inc., unless and until replaced by a successor in accordance with Article V hereof and thereafter means such successor.

   "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is originally dated, located at Mail Code EP-MN-WS3C, 60 Livingston Avenue, Saint Paul, Minnesota 55107, Attention: Mr. Richard Prokosch, Corporate Finance.

   "Credit Agreement" or "Credit Agreements" means any credit agreement entered into hereafter which evidences and/or establishes Senior Debt to or for the benefit of the Company.

   "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

   "Default" means any event, not subject to cure, that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchanged Notes" means up to $200,000,000 in aggregate principal amount of investment notes issued by the Company under indentures prior to April 1, 2003, which have been tendered by the Holder, and accepted by the Company, in exchange for a Senior Collateralized Note.

   "Fiscal Year" means initially a June 30 year end.

   "GAAP" means, as of any date, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Holder" or "Securityholder" means a Person in whose name a Senior Collateralized Note is registered.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including capital lease obligations) or representing any hedging obligations, except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, (a) the Guarantee of items that would be included within this definition, and (b) liability for items that would arise by operation of a Person's status as a general partner of a partnership.

   "Indenture" means, this Indenture as amended or supplemented from time to time.

   "Interest Accrual Date" means with respect to any Senior Collateralized Note, the date the Company accepts the tender of the investment notes and issues the Senior Collateralized Note.

   "Interest Accrual Period" means, as to each Senior Collateralized Note, the period from the later of the Interest Accrual Date of such Senior
Collateralized Note or the day after the last Payment Date upon which an interest payment was made until the following Payment Date during which interest accrues on each Senior Collateralized Note with respect to any Payment Date.

   "Issue Date" means, with respect to any Senior Collateralized Note, the date on which the Senior Collateralized Notes are initially registered on the books and records of the Registrar.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.)

   "Maturity Date" means, with respect to any Senior Collateralized Note, the date on which the principal of such Senior Collateralized Note becomes due and payable as therein provided.

   "Maturity Record Date" means, with respect to any Senior Collateralized Note, as of 11:59 p.m. of the date 20 days prior to the Maturity Date or Redemption Date applicable to such Senior Collateralized Note.

   "Note Lien" means a Lien granted pursuant to the Collateral Documents as security for the Note Obligations and subordinated and subject to the rights and remedies of the holders of the Priority Liens in accordance with the terms of the Collateral Documents and any lien subordination agreement that may be required by the holders of the Priority Liens.

   "Note Obligations" means the Obligations of the Company under the Senior Collateralized Notes.

   "Obligations" means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Officer" means the Chairman of the Board or principal executive officer of the Company, the President or operating officer of the Company, the Chief Financial Officer or principal financial officer of the Company, the Treasurer, any Assistant Treasurer, Controller or principal officer of the Company, Secretary or any Vice-President of the Company.

   "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal operating officer, principal financial officer or principal accounting officer of the Company.

   "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

   "Payment Date" means the last day of each calendar month or such other date as determined by the Holder and the Company or if such day is not a Business Day, the Business Day immediately following such day and, with respect to a specific Senior Collateralized Note, the Maturity Date or Redemption Date of such Senior Collateralized Note.

   "Permitted Liens" means: (i) Liens in favor of the Company; (ii) Liens securing Senior Debt of the Company existing as of the date hereof; (iii) Liens securing Senior Debt incurred after the date hereof including without limitation Priority Liens; (iv) Liens on property of a Person existing at the time such Person is merged into, consolidated with or otherwise acquired by the Company, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
(v) Liens on property existing at the time of acquisition thereof by the Company; provided that such Liens were not created in contemplation of such acquisition and do not extend to any other assets of the Company; (vi) Liens on the property of the Company Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company taken as a whole unless in connection with the Senior Debt; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; (ix) Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; (x) judgment Liens; (xi) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or constructed in the ordinary course of business on or after the date of this Indenture, provided that (a) such property or assets are used in the same or a similar line of business as the Company was engaged in on the date of this Indenture, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the cost of the assets or property (or portions thereof) so acquired and constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such property within 120 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred hereunder; (xii) precautionary filings of any financing statement under the

Uniform Commercial Code (or equivalent statutes) of any jurisdiction made in connection with capital lease obligations; (xiii) Note Liens; (xiv) Liens permitted by the Collateral Documents, including, without limitation, Priority Liens; (xv) Liens incurred in the ordinary course of business in connection with (a) worker's compensation, social security, unemployment insurance and other like laws or (b) sales contract's leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred, purchase price of property; (xvi) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (xvii) Liens consisting of rights of set-off of a customary nature or banker's liens on amounts on deposit in accounts, whether arising by contract or operation of law, incurred in the ordinary course of business; and (xviii) Liens granted in the ordinary course of business of the Company.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Post-Petition Interest" means interest accruing after the commencement of any bankruptcy or insolvency case or proceeding with respect to the Company or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, at the rate applicable to such Indebtedness, whether or not such interest is an allowable claim in any such proceeding.

   "Priority Lien" means any Lien which has been granted by the Company or its Affiliate to any lender pursuant to the Priority Lien Documents that is senior in priority to the Note Liens.

   "Priority Lien Documents" means the Credit Agreements, the Priority Lien Security Documents and, in connection with or pursuant to any of the foregoing, all other agreements, certificates or documents executed by the Company or its Affiliate and delivered to the trustee, agent or representative acting for the lenders party to the Credit Agreements each, as may be amended, supplemented or otherwise modified from time to time.

   "Priority Lien Obligations" means the Indebtedness evidenced by the Credit Agreements and all other obligations of the Company thereunder or under the Priority Lien Documents in respect of the Credit Agreements.

   "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or its Affiliates creating a Lien upon property owned or to be acquired by the Company or its Affiliates in favor of any lenders party to the Credit Agreements, or any trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations each, as may be amended, supplemented or otherwise modified from time to time.

   "Redemption Date" has the meaning given in Article III hereof.

   "Redemption Price" means, with respect to any Senior Collateralized Note to be redeemed, the principal amount of such Senior Collateralized Note plus the interest accrued but unpaid during the Interest Accrual Period up to the Redemption Date for such security.

   "Regular Record Date" means, with respect to each Payment Date, as of 11:59 p.m. of the date 15 days prior to such Payment Date.

   "Responsible Officer" means any officer in its Corporate Trust Office, or any other assistant officer of the Trustee in its Corporate Trust Office customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

   "SEC" means the U.S. Securities and Exchange Commission.

   "Senior Collateralized Note" or "Senior Collateralized Notes" means the Company's secured subordinated debt issued under this Indenture substantially in the form of Exhibit "A" attached hereto and made part hereof.

   "Senior Debt" means any Indebtedness (whether outstanding on the date hereof or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries) from a bank, trust company, insurance company, any other institutional lender or other entity which lends funds in connection with its primary business activities whether such Indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments.

   "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

   "Trustee" means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

   "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Delaware.

   "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.2 Other Definitions.

                     Term                                    Defined in Section
          -----------------------------------------------    ------------------
          "Event of Default"                                         6.1
          "Legal Holiday"                                           12.7
          "Paying Agent"                                             2.3
          "Payment Blockage Period"                                 10.3
          "Payment Notice"                                          10.3
          "Registrar"                                                2.3
          "Securities Register"                                     2.14

Section 1.3 Incorporation by Reference of Trust Indenture Act.

   Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Senior Collateralized Notes;

      "indenture security holder" means a Securityholder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Senior Collateralized Notes means the Company or any successor obligor upon the Senior Collateralized Notes.

   All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction.

   Unless the context otherwise requires:

      1. a term has the meaning assigned to it;

      2. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      3. references to GAAP, as of any date, shall mean GAAP in effect in the United States as of such date;

      4. "or" is not exclusive,

      5. words in the singular include the plural, and in the plural include the singular; and

      6. provisions apply to successive events and transactions.

                                  ARTICLE II.
                                 THE SECURITIES

Section 2.1 Unlimited Amount; Accounts; Interest; Maturity.


   The outstanding aggregate principal amount of Senior Collateralized Notes outstanding at any time is limited to $100 million, provided, however, no amount can be issued unless the Collateral Coverage Ratio is at least 1.5 to 1 and provided further that the Company and the Trustee may, without the consent of any Holder, increase such aggregate principal amount of Senior Collateralized Notes which may be outstanding at any time if after giving effect to the additional indebtedness the Collateral Coverage Ratio is at least 1.5 to 1. The Senior Collateralized Notes may be subject to notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage.

   Except as provided in Section 2.14 hereof, each Senior Collateralized Note shall not be evidenced by a promissory note. The record of beneficial ownership of the Senior Collateralized Notes shall be maintained and updated by the Company through the establishment and maintenance of Accounts. Each Senior Collateralized Note shall be in such denominations as may be designated from time to time by the Company but in no event in an original denomination less than $1,000; provided that the Company may, in its sole discretion, waive this requirement. Separate purchases may not be cumulated to satisfy the minimum denomination requirements. Each Senior Collateralized Note issued in exchange for Exchanged Notes with remaining terms to maturity of 36 months or less, shall have a term equal to the greater of 12 months or the remaining term to maturity of the Exchanged Notes tendered. Each Senior Collateralized
Note issued in exchange for Exchanged Notes with remaining terms to maturity of greater than 36 months shall have a term to maturity of 36 months or the remaining term to maturity of the Exchanged Notes tendered, as determined by the Holder. If the Holder fails to select a maturity date, the maturity date will be the remaining term to maturity of the Exchanged Notes. If Exchanged Notes with various maturities are tendered, the Senior Collateralized Notes issued will have maturities consistent with the maturities of the old debentures tendered. In addition, the term of Senior Collateralized Notes will not automatically rollover or convert to new notes as may have been set forth in the Exchanged Note. Following the one year anniversary of the issuance of the Senior Collateralized Note, each Senior Collateralized Note shall be redeemable by the Company upon 90 days written notice to the Holder thereof.

   Each Senior Collateralized Note shall bear interest from and commencing on its Interest Accrual Date at a rate of interest which is ten (10) basis points in excess of the interest rate currently being paid by the Company to the Holder on the Exchanged Note.

   Interest on any Senior Collateralized Note shall compound, and shall be payable in accordance with its periodic interest payment terms which terms shall reflect the periodic interest payment terms of the Exchanged Note. To the extent any applicable Payment Date is not a Business Day, then interest shall be paid instead on the next succeeding Business Day.

   Senior Collateralized Notes may not be redeemed by a Holder prior to the Stated Maturity Date.

   Each Senior Collateralized Note with a remaining duration of one year or greater is subject to early redemption at the election (a) of the estate of a Holder, who is a natural person, only upon the death of such Holder, or (b) if such Senior Collateralized Note is held jointly by a husband and wife, of a Holder upon the death of such Holder's spouse. This redemption provision does not apply to a Holder who is not a natural



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Person such as a trust, partnership, limited liability entity, or corporation.
The Company may modify its policy on redemptions after death provided that any change in such policy shall not effect any outstanding Senior Collateralized Note.

   The terms and provisions contained in the Senior Collateralized Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, and the Holders by accepting the Senior Collateralized Notes, expressly agree to such terms and provisions and to be bound thereby. In case of a conflict, the provisions of this Indenture shall control.

Section 2.2 Transaction Statement.

   A Senior Collateralized Note shall not be validly issued until a transaction statement executed by a duly authorized officer of the Company is sent to the holder of a validly tendered Exchanged Note or transferee thereof and an Account is established by the Company in the name of such holder of a validly tendered Exchanged Note or transferee.

Section 2.3 Registrar and Paying Agent.

   The Company shall maintain (i) an office or agency where Senior Collateralized Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Senior Collateralized Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a Securities Register of the Senior Collateralized Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar, and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Securityholder; provided that the Company shall promptly notify the Securityholders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent and/or Registrar. In the event the Company uses any Agent other than the Company or the Trustee, the Company shall enter into an appropriate agency agreement with such Agent, which agreement shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

   The Company shall be the initial Registrar and Paying Agent. The Company initially appoints Trustee as agent for service of notices and demands in connection with the Senior Collateralized Notes. The Company shall act as Registrar and Paying Agent until such time as the Company gives the Trustee written notice to the contrary.

Section 2.4 Paying Agent to Hold Money in Trust.

   Prior to each due date of the principal or interest on any Senior Collateralized Note, the Company shall deposit with the Paying Agent sufficient funds to pay principal, premium, if any, and interest then so becoming due and payable in cash. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal or interest on the Senior Collateralized Notes, and will notify the Trustee promptly in writing of any default by the Company in making any such payment. While any such default continues, the Trustee shall require a Paying Agent (if other than the Company) to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent. The Company shall notify the Trustee in writing at least five days before the Payment Date of the name and address of the Paying Agent if a Person other than the Company is named Paying Agent at any time or from time to time.




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Section 2.5 Securityholder Lists.

   The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss.312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee each quarter during the term of this Indenture and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the aggregate principal amount outstanding and the Company shall otherwise comply with TIA ss.312(a).

Section 2.6 Transfer and Exchange.

   (a) The Senior Collateralized Notes are not negotiable instruments and cannot be transferred without the prior written consent of the Company (which consent shall not be unreasonably withheld). Requests to the Registrar for the transfer of the Accounts maintained for the benefit of the Holders of the Senior Collateralized Notes shall be:

      (i) made to the Registrar in writing on a form supplied by the Company;

      (ii) duly executed by the current Holder of the Account, as reflected on the Company's records as of the date of receipt of such transfer request, or the Holder's attorney duly authorized in writing;

      (iii) accompanied by the written consent of the Company to the transfer;
            and

      (iv) if requested by the Company, an opinion of Holder's counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws and/or a signature guarantee.

   Upon transfer of a Senior Collateralized Note, the Company will provide the new Holder with an initial transaction statement which will evidence the transfer of the Account on the Company's records.

   (b) Obligations with respect to Transfers and Exchanges of Senior Collateralized Notes.

      (i) The Company may assess service charges to a Holder for any registration or transfer or exchange, and the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Section 9.5 hereof).


      (ii) The Registrar shall treat the Person listed on each Account maintained by the Company as the absolute owner of the Senior Collateralized Note represented thereby for purposes of receiving payments thereon and for all other purposes whatsoever.

Section 2.7 Payment of Principal and Interest; Principal and Interest Rights Preserved.

   (a) Each Senior Collateralized Note shall accrue interest at the rate specified for such Senior Collateralized Note and such interest shall be payable on each Payment Date following the Issue Date for such Senior Collateralized Note, until the principal thereof becomes due and payable. Any installment of interest payable on a Senior Collateralized Note that is caused to be punctually paid or duly provided for by the Company on the applicable Payment Date shall be paid to the Holder in whose name such Senior Collateralized Note is registered in the Securities Register on the applicable Regular Record Date: by (a) check or draft mailed to such Holder's address as it appears in the Securities Register on such Regular Record Date, or (b) electronic funds transfer (commonly referred to as a direct deposit) to an account in the name of the Holder in a bank located in the continental United States. The payment of any interest payable in connection with the payment of any principal payable with respect to such Senior Collateralized Note on a Maturity Date or Redemption Date shall be payable as provided below. Any funds with respect to which such checks were issued which remain uncollected shall be held in accordance with Section 8.3 hereof. Any installment of interest not punctually paid or duly provided for shall be payable in the manner and to the Holders specified in Section 2.13 hereof.






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   (b) Each of the Senior Collateralized Notes shall have stated maturities of principal as shall be indicated in each such Senior Collateralized Note. The principal of each Senior Collateralized Note shall be paid in full no later than the Maturity Date thereof or such Senior Collateralized Note becomes due and payable at an earlier date by acceleration, redemption or otherwise.

   Interest on each Senior Collateralized Note shall be due and payable on each Payment Date at the interest rate applicable to such Senior Collateralized
Note for the Interest Accrual Period related to such Senior Collateralized
Note and such Payment Date.

   Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Senior Collateralized Notes, if the Senior Collateralized Notes have become or been declared due and payable following an Event of Default, then payments of principal of and interest on the Senior Collateralized Notes shall be made in accordance with Article VI hereof.

   The principal payment made on any Senior Collateralized Note on any Maturity Date (or the Redemption Price of any Senior Collateralized Note required to be redeemed), and any accrued interest thereon, shall be payable on or after the Maturity Date or Redemption Date therefore at the office or agency of the Company maintained by it for such purpose pursuant to Section 2.3 hereof or at the office of any Paying Agent for such Senior Collateralized Note.

   (c) All computations of interest due with respect to any Senior Collateralized Note shall be made, unless otherwise specified in the Senior Collateralized Note based on a 365 or 366 day year, actual days elapsed.

Section 2.8 Reserved.

Section 2.9 Outstanding Senior Collateralized Notes.

   The aggregate principal amount of Senior Collateralized Notes outstanding at any time shall be equal to the outstanding aggregate principal balance of all Accounts representing the Senior Collateralized Notes maintained by the Company or such other entity as the Company designated as Registrar.

   If the principal amount of any Senior Collateralized Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

   Subject to Section 2.10 hereof, a Senior Collateralized Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Collateralized Note.

Section 2.10 Treasury Senior Collateralized Notes.

   In determining whether the Holders of the required principal amount of Senior Collateralized Notes have concurred in any direction, waiver or consent, Senior Collateralized Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Collateralized Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

Section 2.11 Reserved.

Section 2.12 Reserved.

Section 2.13 Defaulted Interest.

   If the Company defaults in a payment of interest on any Senior Collateralized Note, it shall pay the defaulted interest plus, to the extent lawful, any interest payable on the defaulted interest, to the Holder of such Senior Collateralized Note on a subsequent special record date, which date shall be at the earliest practicable date, but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Collateralized Note. The Company shall, with written notification to the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before any such special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall

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
mail to Securityholder(s) a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14 Book Entry Registration.

   The Registrar shall maintain a book entry registration and transfer system through the establishment of Accounts for the benefit of Holders of Senior Collateralized Notes as the sole method of recording the ownership and transfer of ownership interests in such Senior Collateralized Notes ("Securities Register"). The registered owners of the Accounts established by the Company in connection with the purchase or transfer of the Senior Collateralized Notes shall be deemed to be the Holders of the Senior Collateralized Notes outstanding for all purposes under this Indenture. The Company shall promptly notify the Registrar of the acceptance of a subscriber's order to purchase a Senior Collateralized Note and the Registrar shall credit the Securities Register to the Account of each Senior Collateralized Note purchaser, the principal amount of such Senior Collateralized Note owned of record by the purchaser. The total amount of any principal and/or interest (which shall be paid in the form of additional notes) due and payable to book entry owners of the Accounts maintained by the Company as provided in this Indenture shall be credited to such Accounts by the Company within the time frames provided in this Indenture. The Trustee shall review the Securities Register as it deems necessary to ensure the Company's compliance with the terms of the Indenture.

   Book-entry accounts representing interests in the Senior Collateralized Notes shall not be exchangeable for Senior Collateralized Notes in denominations of $1,000 (unless waived by the Company) and any amount in excess thereof and fully registered in the names as the Company directs unless
(a) the Company at its option advises the Trustee in writing of its election to terminate the book-entry system, or (b) after the occurrence of any Event of Default, Holders of a majority of the Senior Collateralized Notes then outstanding (as determined based upon the latest quarterly statement provided to the Trustee pursuant to Section 4.3(d) hereof) advise the Trustee in writing that the continuation of the book-entry system is no longer in the best interests of such Holders and the Trustee notifies all Holders of the Senior Collateralized Notes, as the case may be, of such event and the availability of definitive notes to the Holders of Senior Collateralized Notes, requesting such notes in definitive form.

   Upon the occurrence of an event described in (a) or (b) of this Section 2.14, the Senior Collateralized Notes shall be executed and authenticated as follows:

   Two Officers of the Company shall sign the Senior Collateralized Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Collateralized Notes. If an Officer whose signature is on an Senior Collateralized Note no longer holds that office at the time the Senior Collateralized Note is authenticated by the Trustee, the Senior Collateralized Notes shall nevertheless be valid.

   A Senior Collateralized Note shall not be valid until authenticated by the authorized manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Collateralized Note has been authenticated under this Indenture. The Trustee shall upon a written order of the Company signed by two Officers of the Company, authenticate Senior Collateralized Notes for original issue. The aggregate principal amount of Senior Collateralized Note outstanding at any time may not exceed the amount set forth in Section 2.1 hereof. Such order shall specify the amount of the Senior Collateralized Notes to be authenticated and the date(s) upon which the original issue thereof is to be authenticated. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Collateralized Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate a Senior Collateralized Note whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company.

Section 2.15 Initial and Periodic Statements.

   (a) The Company shall provide initial transaction statements to all holders whose tenders of Exchanged Notes are accepted by the Company, registered owners, registered pledgees, former registered owners and

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
former pledgees, within two Business Days of the purchase, transfer or pledge of a Senior Collateralized Note.

   (b) The Company shall send each Holder (and each registered pledgee) via U.S. mail not later than ten Business Days after each quarter end in which such Holder had an outstanding balance in such Holder's Account, a statement which indicates as of the calendar quarter end preceding the mailing: (a) the balance of such Account; (b) interest credited; (c) withdrawals made, if any; and (d) the interest rate paid on such Account during the preceding calendar month. The Company shall provide additional statements as the Holders or registered pledgees of the Senior Collateralized Notes may reasonably request from time to time. The Company may charge such Holders or pledgees requesting such statements a fee to cover the charges incurred by the Company in providing such additional statements.

                                  ARTICLE III.
                                   REDEMPTION

   On or after the one year anniversary of the issuance date of any Senior Collateralized Note, the Company may redeem, in whole or in part, such Senior Collateralized Note prior to the scheduled Maturity Date of the Senior Collateralized Note upon 90 days written notice to the Holder thereof listed on the records maintained by the Company. In addition, except as provided in this Article III, the Company shall have no mandatory redemption or sinking fund obligations with respect to any of the Senior Collateralized Note.

   Upon the death of a Holder of a Senior Collateralized Note, who is a natural Person, the estate of such Holder may require the Company to redeem, in whole and not in part, the Senior Collateralized Note held by such Holder, who is a natural Person, provided that such Senior Collateralized Note has a remaining maturity of one year or greater at the time of such death by delivering to the Company an irrevocable election (a "Redemption Election") requiring the Company to make such redemption. In the event a Senior Collateralized Note is held jointly by two or more natural Persons (including without limitation joint owners that are not legally married), the Company shall not be required to redeem such Senior Collateralized Note if either joint Holder of such Senior Collateralized Note has died. Notwithstanding the foregoing sentence, if a Senior Collateralized Note is held jointly by a husband and wife, such Senior Collateralized Note shall be subject to the elective redemption provisions of this Article III upon the death of either spouse. If the Senior Collateralized Note is held by a Holder who is not a natural Person such as a trust, partnership, corporation or other similar entity, the redemption upon death does not apply. Upon receipt of a Redemption Election, the Company shall designate the Redemption Date for such Senior Collateralized Note, which Redemption Date shall be no more than 15 days after the Company's receipt of the Redemption Election, and shall pay the Redemption Price to the estate of the Holder or the Holder, as the case may be, in accordance with the provisions set forth in Section 2.7 hereof. No interest shall accrue on a Senior Collateralized Note to be redeemed under this Article III for any period of time after the Redemption Date for such Senior Collateralized Note and after the Company has tendered the Redemption Price to the Estate of the Holder or to the Holder, as the case may be.


                                  ARTICLE IV.
                                   COVENANTS

Section 4.1 Payment of Senior Collateralized Notes.

   The Company shall duly pay the principal of and interest on each Senior Collateralized Note on the dates and in the manner established upon issuance of the Senior Collateralized Notes and set forth in the initial transaction statement. The interest rate paid shall be the rate set forth in Section 2.1 of this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds, at least one Business Day before that date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due and such payment is made to the Holder on or before such payment date; provided, however, that principal and interest shall not be considered paid within the meaning of this Section 4.1 if money is held by the Paying Agent for the benefit of holders of Senior Debt pursuant to the provisions of Article X hereof. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money

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(including accrued interest) that exceeds such amount of principal and interest paid on the Senior Collateralized Notes in accordance with this
Section 4 1.

   To the extent lawful, the Company shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Senior Collateralized Notes, compounded semi-annually; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semi-annually.

Section 4.2 Maintenance of Office or Agency.

   The Company will maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Senior Collateralized Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Collateralized Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

   The Company may also from time to time designate one or more other offices or agencies where the Senior Collateralized Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

   The Company hereby designates its office at The Wanamaker Building, 100 Penn Square East, Philadelphia, Pennsylvania as one such office or agency of the Company in accordance with Section 2.3.

Section 4.3 SEC Reports and Other Reports.

   (a) The Company shall file with the Trustee, within 15 days after filing with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and the Trustee on the same timely basis such reports, information and other documents as it would file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA ss.314(a). Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of the Indenture.

   (b) So long as any of the Senior Collateralized Notes remain outstanding, the Company shall cause an annual report to stockholders and each quarterly or other financial report furnished by it generally to stockholders to be filed with the Trustee at the time of such mailing or furnishing to stockholders. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements, including any notes thereto (and, with respect to annual reports, an auditors' report by the Company's certified independent accountants) and a "Management's Discussion and Analysis of Financial Condition or Plan of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee within 120 days after the end of each of the Company's Fiscal Years and within 60 days after the end of each of the first three quarters of each Fiscal Year.

   (c) Whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information with the SEC for public availability and make such information available to investors who request it in writing.

   (d) The Company, or such other entity as the Company shall designate as Registrar for the Senior Collateralized Notes as provided in Section 2.3 hereof, shall provide the Trustee with quarterly management reports which provide the Trustee with such information regarding the Accounts maintained by the Company for the benefit of the Holders of the Senior Collateralized Notes as the Trustee may reasonably request which

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information shall include at least the following: (1) the outstanding balance of each Account; (2) interest credited or withdrawals made for the period; (3) the amount of interest paid in the form of additional notes at each month end and (4) the interest rate paid on each Account maintained by the Company during the preceding quarterly period.

Section 4.4 Compliance Certificate.

   (a) The Company shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, an Officers' Certificate stating that a review of the activities of the Company during the preceding Fiscal Year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Collateralized Notes are prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

   (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated the provisions of Section 4.1 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

   (c) The Company will, so long as any of the Senior Collateralized Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5 Stay, Extension and Usury Laws.

   The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all beneficial advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.6 Liquidation.

   The Board of Directors or the stockholders of the Company may not adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Section 5.1 of this Indenture being the Section hereof which governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of capital stock of the Company, unless the Company, prior to making any liquidating distribution pursuant to such plan, makes provision for the satisfaction of the Company's Obligations hereunder and under the Senior Collateralized Notes as to the payment of principal and interest.


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Section 4.7 Limitation on Liens.

   So long as any of the Senior Collateralized Notes are outstanding, the Company shall not, and shall not permit any of its Affiliates to, directly or indirectly, create, incur, assume or suffer to exist any Liens on any Collateral after the date of this Indenture or any income or profits therefrom or assign or convey any right to receive income therefrom unless (i) such Lien is a Permitted Lien or (ii) at the time of granting such Lien, the Collateral Coverage Ratio is at least 1.5 to 1.

                                   ARTICLE V.
                                   SUCCESSORS

Section 5.1 When the Company May Merge, etc.

   The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another corporation, Person or entity unless (a) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (b) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Senior Collateralized Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and
(c) immediately after such transaction no Default or Event of Default exists.

   The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.2 Successor Corporation Substituted.

   Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into or with which the Company, is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Senior Collateralized Notes.

                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

   An "Event of Default" occurs if:

      (1) the Company defaults in the payment of interest on a Senior Collateralized Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article X hereof;

      (2) the Company defaults in the payment of the principal of any Senior Collateralized Note when the same becomes due and payable at maturity, upon a required redemption or otherwise, and the Default continues for a period of 30 days, whether or not prohibited by the provisions of Article X hereof;

      (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to
   Section 4.6 or 5.1 hereof;






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
      (4) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Senior Collateralized Notes or this Indenture and the Default continues for the period and after the notice specified below;

      (5) the Company pursuant to or within the meaning of any Bankruptcy Law
   (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for all or substantially all of its property; (d) makes a general assignment for the benefit of its creditors; or (e) admits in writing its inability to pay debts as the same become due;

      (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company in an involuntary case; (b) appoints a Custodian of the Company or for all or substantially all of its property; (c) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 120 consecutive days; or

      (7) if any time the Collateral Coverage Ratio falls below 1.0 to 1.0, as determined by the Company.

   A Default under clause (3) or (4) of Section 6.1 is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the then outstanding Senior Collateralized Notes notify the Company of the Default and the Company does not cure the Default or such Default is not waived within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2 Acceleration.

   If an Event of Default (other than an Event of Default specified in clauses
(5) or (6) of Section 6.1) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least a majority in principal amount of the then outstanding Senior Collateralized Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Senior Collateralized Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately; provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the Senior Debt, upon a declaration of acceleration by the Holders, all principal and interest under this Indenture shall be due and payable upon the earlier of (x) the day which is five Business Days after the receipt by each of the Company and the holders of Senior Debt of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under any Senior Debt. If an Event of Default specified in clause (5) or (6) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Collateralized Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 6.3 Other Remedies.

   If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Senior Collateralized Notes or to enforce the performance of any provision of the Senior Collateralized Notes or this Indenture.

   The Trustee may maintain a proceeding even if it does not possess any of the Senior Collateralized Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults.

   Holders of a majority in principal amount of the then outstanding Senior Collateralized Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing

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
Default or Event of Default in the payment of the principal of or interest on any Senior Collateralized Note held by a non-consenting Holder. Upon actual receipt of any such notice of waiver by a Responsible Officer of the Trustee, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.5 Control by Majority.

   The Holders of a majority in principal amount of the then outstanding Senior Collateralized Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, provided, that indemnification for the Trustee's fees and expenses, in a form reasonably satisfactory to the Trustee, shall have been provided. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders, or that may involve the Trustee in personal liability.

Section 6.6 Limitation on Suits.

   A Holder may pursue a remedy with respect to this Indenture or the Senior Collateralized Notes only if:

      (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

      (2) the Holders of at least a majority in principal amount of the then outstanding Senior Collateralized Notes make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (5) during such 60 day period the Holders of a majority in principal amount of the then outstanding Senior Collateralized Notes do not give the Trustee a direction inconsistent with the request.

   A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment.

   Notwithstanding any other provision of this Indenture, but subject to
Article X hereof, the right of any Holder of a Senior Collateralized Note to receive payment of principal and interest on the Senior Collateralized Note, on or after the respective due dates expressed in the Senior Collateralized Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Trustee.

   If an Event of Default specified in Section 6.1 (1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Senior Collateralized Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim.

   The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Collateralized Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Senior Collateralized Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Collateralized Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

   If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claims or proofs, then any holder of Senior Debt shall have the right to demand, sue for, collect and receive the payments and distributions in respect of the Senior Collateralized Notes which are required to be paid or delivered to the holders of Senior Debt as provided in Article X hereof and to file and prove all claims therefore and to take all such other action in the name of the Holders or otherwise, as such holder of Senior Debt may determine to be necessary or appropriate for the enforcement of the provisions of Article X.

Section 6.10 Priorities.

   Following an Event of Default and notwithstanding any acceleration, if the Trustee collects any money pursuant to this Article, it shall, subject to the provisions of Article X hereof, pay out the money in the following order:

   First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expenses and liabilities incurred, and all advances made, if any, by the Trustee and the costs and expenses of collection;

   Second: to holders of Senior Debt to the extent required by Article X hereof;

   Third: to Holders for amounts due and unpaid on the Senior Collateralized Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior
Collateralized Notes for principal and interest, respectively; and

   Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

   The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11 Undertaking for Costs.

   In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Collateralized Notes.

                                  ARTICLE VII.
                                    TRUSTEE

Section 7.1 Duties of Trustee.

   (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

   (b) Except during the continuance of an Event of Default:

      (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

      (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, orders, certificates, opinions or other instruments furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any of the above that are specifically required to be furnished to the Trustee pursuant to this Indenture, the Trustee shall examine them to determine whether they substantially conform to the requirements of this Indenture.

   (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

      (1) This paragraph does not limit the effect of paragraph (2) of this Section.

      (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

      (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

   (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

   (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

   (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 Rights of Trustee.

   (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented to it by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or any Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

   (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

   (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or the supervision of any agents, attorneys, custodians or nominees appointed by it with due care.

   (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

   (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

   (f) The Trustee shall not be deemed to have notice of an Event of Default for any purpose under this Indenture unless notified of such Event of Default by the Company, the Paying Agent (if other than the Company) or a Holder of the Senior Collateralized Notes.

Section 7.3 Individual Rights of Trustee.

   The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Collateralized Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4 Trustee's Disclaimer.

   The Trustee shall not be (i) responsible for and makes no representation as to, the validity or adequacy of this Indenture or the Senior Collateralized Notes, (ii) accountable for the Company's use of the proceeds from the Senior Collateralized Notes or any money paid to the Company or upon the Company's direction under any provision hereof, (iii) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (iv) responsible for any statement or recital herein or any statement in the Senior Collateralized Notes or any other document in connection with the sale of the Senior Collateralized Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5 Notice of Defaults.

   If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall, after any applicable cure period, mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. At least five Business Days prior to the mailing of any notice to Holders under this Section 7.5, the Trustee shall provide the Company with notice of its intent to mail such notice. Except in the case of a Default or Event of Default in payment on any Senior Collateralized Note, the Trustee may withhold the notice if and so long as the Responsible Officer of the Trustee in good faith determines that withholding the notice would have no material adverse effect on the Holders.

Section 7.6 Reports by Trustee to Holders.

   Within 60 days after May 15th of each fiscal year, commencing May 15, 2004, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be prepared or transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

   Commencing at the time this Indenture is qualified under the TIA, a copy of each report mailed to Holders under this Section 7.6 (at the time of its mailing to Holders) shall be filed with the SEC and each stock exchange, if any, on which the Senior Collateralized Notes are listed. The Company shall promptly notify the Trustee when the Senior Collateralized Notes are listed on any stock exchange.

Section 7.7 Compensation and Indemnity.

   The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its performance of the duties and services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

   The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the second next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee shall reasonably cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such one counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

   The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

   The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

   To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Senior Collateralized Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on the Senior Collateralized Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8 Replacement of Trustee.

   A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

   The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Collateralized Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if.

      (1) the Trustee fails to comply with Section 7.10;

      (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (3) a Custodian or public officer takes charge of the Trustee or its property;

      (4) the Trustee becomes incapable of acting as Trustee under this Indenture, or

      (5) the Company so elects, provided such replacement Trustee is qualified and reasonably acceptable.

   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior
Collateralized Notes may appoint a different successor Trustee to replace the successor Trustee appointed by the Company.

   If a successor Trustee does not take office within 30 days after notice that the Trustee has resigned or has been removed, the Company or the Trustee or the Holders of at least a majority in principal amount of the then outstanding Senior Collateralized Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

   If the Trustee after written request by any Holder who has been a Holder for at least 6 months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

   A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to all Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, etc.

   If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

   There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, state, territorial or District of Columbia authority and shall have a combined capital and surplus of at least $500,000 as set forth in its most recent published annual report of condition.

   This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2). The Trustee is subject to TIA ss. 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

   The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                 ARTICLE VIII.
                             DISCHARGE OF INDENTURE

Section 8.1 Termination of Company's Obligations.

   This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.7 and 8.4, and the Company's, Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Senior Collateralized Notes have been paid in full, and the Company has paid all sums payable by the Company hereunder. In addition, the Company may terminate all of its Obligations under this Indenture if:

      (1) the Company irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (as certified by an independent public accountant designated by the Company) to pay principal and interest on the Senior Collateralized Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and
   (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Senior Collateralized Notes;




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
      (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with; and

      (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article X hereof does not prohibit such payment. However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 4.2, 4.3, 7.7, 7.8, 8.3 and 8.4 and the
Trustee's and Paying Agent's obligations in Section 8.3 shall survive until the Senior Collateralized Notes are no longer outstanding.

   After such irrevocable deposit made pursuant to this Section 8.1 and satisfaction of the other conditions set forth herein, the Trustee upon written request shall acknowledge in writing the discharge of the Company's Obligations under this Indenture except for those surviving obligations specified above.

   In order to have money available on a payment date to pay principal or interest on the Senior Collateralized Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.2 Application of Trust Money.

   The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Senior Collateralized Notes.

Section 8.3 Repayment to Company.

   The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or Senior Collateralized Notes held by them at any time.

   The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a newspaper of widespread circulation published in the city of Philadelphia, Pennsylvania. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.4 Reinstatement.

   If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Senior Collateralized Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.2; provided, however, that if the Company has made any payment of interest on or principal of any Senior Collateralized Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Senior Collateralized Notes to receive such payment, as long as no money is owed to the Trustee by the Company, from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE IX.
                                   AMENDMENTS

Section 9.1 Without Consent of Holders.

   The Company and the Trustee may amend this Indenture or the Senior Collateralized Notes without the consent of any Holder:

      (1) to cure any ambiguity, defect or inconsistency;

      (2) to comply with Section 5.1;

      (3) to provide for additional uncertificated Senior Collateralized Notes or certificated Senior Collateralized Notes;

      (4) to make any change that does not adversely affect the legal rights hereunder of any Holder, including but not limited to, an increase in the aggregate dollar amount of Senior Collateralized Notes which may be outstanding under this Indenture;

      (5) make any change in Section 3.2; provided, however, that no such change shall adversely affect the rights of any outstanding Senior Collateralized Note; or

      (6) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

Section 9.2 With Consent of Holders.

   The Company and the Trustee may amend this Indenture or the Senior Collateralized Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Senior Collateralized Notes. The Holders of a majority in principal of the then outstanding Senior Collateralized Notes may also waive any existing default or compliance with any provision of this Indenture or the Senior Collateralized Notes. However, without the consent of the Holder of each Senior Collateralized Note affected, an amendment or waiver under this Section may not (with respect to any Senior Collateralized Note held by a nonconsenting Holder):

      (1) reduce the principal amount of Senior Collateralized Notes whose Holders must consent to an amendment, supplement or waiver;

      (2) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Collateralized Note;

      (3) reduce the principal of or change the fixed maturity of any Senior Collateralized Note or alter the redemption provisions or the price at which the Company shall offer to purchase such Senior Collateralized Note pursuant to Section 3.1 of Article III hereof;

      (4) make any Senior Collateralized Note payable in money other than that stated in the Prospectus (or related supplement) with respect to such Senior Collateralized Note;

      (5) modify or eliminate the right of the estate of a Holder or a Holder to cause the Company to redeem a Senior Collateralized Note upon the death of a Holder pursuant to Article III; provided, however, that the Company may not modify or eliminate such right, as it may be in effect on the Issue Date, of any Senior Collateralized Note which was issued with such right. After an amendment under this subsection 9.1(5) becomes effective, the Company shall mail to the Holders of each Senior Collateralized Note then outstanding a notice briefly describing the amendment.

      (6) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

      (7) make any change in Article X that adversely affects the rights of any Holders; or

      (8) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on, or redemption payment with respect to, any Senior Collateralized Note (except a rescission of acceleration of the Senior Collateralized Notes by the Holders of at least a majority in aggregate principal amount of the Senior Collateralized Notes and a waiver of the payment default that resulted from such acceleration).

   It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

   After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Senior Collateralized Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Senior Collateralized Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Collateralized Notes.

Section 9.3 Compliance with Trust Indenture Act.

   If at the time this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Senior Collateralized Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents.

   Until an amendment or waiver becomes effective, a consent to it by a Holder of a Senior Collateralized Note is a continuing consent by the Holder and every subsequent Holder of a Senior Collateralized Note or portion of a Senior Collateralized Note that evidences the same debt as the consenting Holder's Senior Collateralized Note, even if notation of the consent is not made on any Senior Collateralized Note. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

   The Company may fix a record date for determining which Holders must consent to such amendment or waivers. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5 Notation on or Exchange of Senior Collateralized Notes.

   The Trustee may place an appropriate notation about an amendment or waiver on any Senior Collateralized Note, if certificated, or any Account statement. Failure to make the any notation or issue a new note shall not affect the validity and effect of such amendment or waiver.

Section 9.6 Trustee to Sign Amendments, etc.

   The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if, in the Trustee's reasonable discretion, the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel (or written advice of counsel) as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until its Board of Directors approves it.

                                   ARTICLE X.
                                 SUBORDINATION

Section 10.1 Agreement to Subordinate.

   The Company agrees, and each Holder by accepting a Senior Collateralized Note consents and agrees, that the Indebtedness evidenced by the Senior Collateralized Notes and the payment of the principal of and interest on the Senior Collateralized Notes is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, of all Obligations due in respect of Senior Debt of the Company whether outstanding on the date hereof or hereafter incurred or arising and that the subordination is for the benefit of the holders of Senior Debt. Furthermore, each such Holder by accepting a Senior Collateralized Note hereby agrees and confirms that the Company and its Affiliates may grant Liens to secure any Senior Debt, which shall be Priority Liens and that the Liens in favor of Holders shall automatically be subordinated to Priority Liens. Each Holder hereby consents to the Trustee (on behalf of the Holders) entering into any lien subordination agreement or similar agreement as may be required by a holder of the Senior Debt and/or authorizing any such holder of the Senior Debt to file any and all records such holder deems necessary to evidence the subordination provided for in this Section 10.1.

   For purposes of this Article X, a payment or distribution on account of the Senior Collateralized Notes may consist of cash, property or securities, by set-off or otherwise, and a payment or distribution on account of any of the Senior Collateralized Notes shall include, without limitation, any redemption, purchase or other acquisition of the Senior Collateralized Notes.

Section 10.2 Liquidation; Dissolution; Bankruptcy.

   (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon (i) any dissolution or winding-up or total or partial liquidation or reorganization of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (ii) any bankruptcy or insolvency case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, (iii) any assignment for the benefit of creditors or any other marshaling of assets of the Company, all obligations due, or to become due, in respect of Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall first interfeasibly be paid in full, or provision shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before any payment is made on account of the principal of, premium, if any, or interest on the Senior Collateralized Notes, except that Holders may receive securities that are subordinated to at least the same extent as the Senior Collateralized Notes are to (x) Senior Debt and
(y) any securities issued in exchange for Senior Debt. Upon any such dissolution winding-up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Senior
Collateralized Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Senior Collateralized Notes or by the Trustee under this Indenture if received by them, directly to the Holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been indefeasibly paid in full, or provisions shall have been made for such payment, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of Senior Debt.

   (b) For purposes of this Article X, the words "cash, property or securities" shall not be deemed to include securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Senior Collateralized Notes, to the payment of all Senior Debt then outstanding or to the payment of all securities issued in exchange therefore to the holders of Senior Debt at the time outstanding. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in
Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

Section 10.3 Default of Senior Debt.

   (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, or any amount owing from time to time under or in respect of Senior Debt or in the event that any nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) in the event that any other nonpayment event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, then the Company shall make no payment, direct or indirect (including any payment which may be payable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Senior Collateralized Notes (other than securities that are subordinated to at least the same extent as the Senior Collateralized Notes are to (x) Senior Debt and
(y) any securities issued in exchange for Senior Debt)) unless and until (i) such event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled, or (ii) in case of any nonpayment event of default specified in (b), during the period (a "Payment Blockage Period") commencing on the date the Company and the Trustee receive written notice (a "Payment Notice") of such event of default (which notice shall be binding on the Trustee and the Holders as to the occurrence of such an event of default) from a holder of the Senior Debt to which such default relates and ending on the earliest of (A) 179 days after such date,
(B) the date, if any, on which such Senior Debt to which such default relates is discharged or such default is waived by the holders of such Senior Debt or otherwise cured and (C) the date on which the Trustee receives written notice from the holder of such Senior Debt to which such default relates terminating the Payment Blockage Period. No new Payment Blockage Period may be commenced within 360 days after the receipt by the Trustee of any prior Payment Blockage Notice. For all purposes of this Section 10.3, no Event of Default which existed or was commencing with respect to the Senior Debt to which a Payment Blockage Period relates on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement or any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 180 consecutive days.

Section 10.4 When Distribution Must Be Paid Over.

   If the Trustee or any Holder receives any payment with respect to the Senior Collateralized Notes, whether in cash property or securities (other than securities that are subordinated to at least the same extent of the Senior Collateralized Notes are to (x) Senior Debt and (y) any securities issued in exchange for Senior Debt at a time when such payment is prohibited by Article
X hereof), such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the amount of Senior Debt held by such holders) for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

   With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.5 Notice by Company.

   The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Company to violate this Article, but failure to give such notice shall not affect the subordination of the Senior Collateralized Notes to the Senior Debt provided in this Article.

Section 10.6 Subrogation.

   After all Senior Debt is paid in full, in cash, cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, and until the Senior Collateralized Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Collateralized Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

Section 10.7 Relative Rights.

   This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

      (1) impair, as between the Company and Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Senior Collateralized Notes in accordance with their terms;

      (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

      (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

   If the Company fails because of this Article to pay principal of or interest on a Senior Collateralized Note on the due date, the failure is still a Default or Event of Default.

Section 10.8 Subordination May Not Be Impaired by the Company or Holders of Senior Debt.

   No right of any present or future holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Collateralized Notes and the Obligations related thereto shall be prejudiced or impaired by any act or failure to act by any such holder or by the Company, the Trustee or any Agent or by the failure of the Company to comply with this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

   Without limiting the effect of the preceding paragraph, any holder of Senior Debt may at any time and from time to time without the consent of or notice to any other holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Debt under this Indenture, upon or without any terms or conditions and in whole or in part:

   (a) change the manner, place or term of payment, or change or extend the time of payment of, renew or alter any Senior Debt or any other liability of the Company to such holder, any security therefore, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article X shall apply to the Senior Collateralized Notes as so changed, extended, renewed or altered;

   (b) notwithstanding the provisions of Section 5.1 hereof, sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Debt or any other liability of the Company to such holder or any other liabilities incurred directly or indirectly in respect thereof or hereof or any offset there against;

   (c) exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

   (d) settle or compromise any Senior Debt or any other liability of the Company to such holder, or any security therefore, or any liability incurred directly or indirectly in respect thereof.

   All rights and interests under this Indenture of any holder of Senior Debt and all agreements and obligations of the Trustee, the Holders, and the Company under Article VI and under this Article X shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any agreement or instrument relating to any Senior Debt or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder, or the Company.

   Any holder of Senior Debt hereby authorized to demand specific performance of the provisions of this Article X, whether or not the Company shall have complied with any of the provisions of this Article X applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.9 Distribution or Notice to Representative.

   Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

   Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of Senior Debt or of the liquidating trustee or agent or other Person making any distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

Section 10.10 Rights of Trustee and Paying Agent.

   Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee, and the Trustee or Paying Agent may continue to make payments on the Senior Collateralized Notes unless it shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Collateralized Notes to violate this Article, which notice, unless specified by a holder of Senior Debt as such, shall not be deemed to be a Payment Notice. The Trustee may conclusively rely on such notice. Only the Company or a holder of Senior Debt may give the notice. Nothing in this
Article X shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

   The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.11 Authorization to Effect Subordination.

   Each Holder of a Senior Collateralized Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of

Senior Debt and the Holders, the subordination as provided in this Article X, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.12 Article Applicable to Paying Agent.

   In case at any time any Paying Agent (other than the Trustee or the Company) shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article X shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article X in addition to or in place of the Trustee.

Section 10.13 Miscellaneous.

   (a) The agreements contained in this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

   (b) The Trustee shall notify all holders of Senior Debt (of whose identity the Trustee has received reasonable advance written notice) of the existence of any Default or Event of Default under Section 6.1 promptly after a Responsible Officer of the Trustee actually becomes aware thereof; provided, however, that at least five Business Days prior to the notification of any holder of Senior Debt under this Section 10.13, the Trustee shall provide the Company with notice of its intent to provide such notification, provided further, however, that no defect in the form or delivery of the Trustee's notice to the Company shall preclude the timely notice by the Trustee to the holders of Senior Debt.

                                  ARTICLE XI.
                      COLLATERAL AND COLLATERAL DOCUMENTS

Section 11.1 Collateral and Collateral Documents.

   (a) In order to secure the due and punctual payment of the Senior Collateralized Notes, the Company and/or its Affiliates have entered into the Collateral Documents to create the Note Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Collateral Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Senior Collateralized Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Priority Liens in accordance with the terms of this Indenture and the Collateral Documents. In the event of a Conflict among the terms of this Indenture and the Collateral Documents, the Collateral Documents shall control.

   (b) Each Holder of a Senior Collateralized Note, by accepting such Senior Collateralized Note, agrees to all of the terms and provisions of the Collateral Documents.

   (c) The Company shall not, and shall not permit its Affiliates to, grant any additional Lien on any of the Collateral unless the Company has determined that after giving effect to the granting of such Lien, the Collateral Coverage Ratio shall not be less than 1.5 to 1.0.

Section 11.2 Possession, Use and Release of Collateral.

   (a) Subject to the terms of the Collateral Documents and the terms hereof, the Company or its Affiliates, as the case may be, will have the right to remain in possession of the Collateral securing the Senior Collateralized Notes and to collect, invest and dispose of any income thereon.

   (b) Each Holder of a Senior Collateralized Note, by accepting such Senior Collateralized Note, acknowledges that (i) the Collateral Documents shall provide that so long as any Priority Lien Obligations are outstanding, the holders thereof shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to any assets of the Company or its Affiliates, as applicable (including the Collateral) and to change, waive or vary the Collateral Documents subject in the case of changes, waivers, or variances, to the conditions specified in the Collateral Documents and (ii) the holders of the Priority Lien Obligations may (x) direct the Trustee to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders and (y) agree to modify the Priority Lien Security Documents, without the consent of the Holders or the Trustee, to secure additional Indebtedness and additional secured creditors so long as such modifications do not expressly violate the provisions of any Credit Agreement or this Indenture. Subject to the terms of the Collateral Documents, if at any time or from time to time Collateral which also secures the Priority Lien Obligations is released or otherwise disposed of, such Collateral securing the Senior Collateralized Notes shall be automatically released or disposed of, provided, however, that if an Event of Default under this Indenture exists or any Senior Collateralized Note Obligation remains outstanding as of the date on which the Priority Lien Obligations are repaid in full, the Note Liens on the proceeds from the sale, transfer or other disposition of such Collateral securing the Senior Collateralized Notes shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived and all such outstanding Note Obligations are paid in full in accordance with the terms of this Indenture, except to the extent such Collateral was disposed of in order to repay the Priority Lien Obligations.

   (c) Notwithstanding the provisions set forth in this Section 11.3, the Company or its Affiliates, as the case may be, may, without any release or consent by the Trustee, take any and all actions in the ordinary course of business in respect of the Collateral to the extent permitted under the Collateral Documents and this Indenture.

Section 11.3 Opinion of Counsel.

   So long as the Collateral Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Issue Date and thereafter, at least annually, within 30 days of December 31 of each year (commencing with December 31, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of the Indenture or any Collateral Document as is necessary to maintain the Note Liens, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Note Liens.

Section 11.4 Further Assurances.

   The Company and its Affiliates shall, at their own expense, make, execute, endorse, acknowledge, file and/or deliver to the Trustee from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Note Liens, which the Trustee under the Collateral Documents deems reasonably appropriate or advisable to perfect, preserve or protect the security interest of the Note Lien in the Collateral.

Section 11.5 Trust Indenture Act Requirements.

   The release of any Collateral from the Note Lien of any of the Collateral Documents or the release of, in whole or in part, the Note Liens created by any of the Collateral Documents, will not be deemed to impair the Senior Collateralized Note Lien in contravention of the provisions hereof if and to the extent the Collateral or Note Liens are released pursuant to the applicable Collateral Documents and the terms hereof. Each of the Holders of the Senior Collateralized Notes acknowledges that a release of Collateral or Note Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Collateral, the Collateral Documents or otherwise contrary to the terms of this Indenture.

Section 11.6 Suits to Protect the Collateral.

   Subject to the provisions hereof and of the Collateral Documents, the Trustee shall have the authority to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral

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
Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Senior Collateralized Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of the Holders of the Senior Collateralized Notes).

Section 11.7 Purchaser Protected.

   In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder or under the Collateral Documents be bound to ascertain the authority of the Trustee to authorize the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold hereunder and the Collateral Documents, be under obligation to ascertain or inquire into the authority of the Company, to make any such sale or other transfer.

Section 11.8 Powers Exercisable by Receiver or Trustee.

   In case the Collateral shall, be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company and its Affiliates, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company and its Affiliates, or of any officer or officers thereof required by the provisions of this Article XI.

Section 11.9 Release upon Termination of Company's Obligations.

   In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII, the Trustee shall (i) authorize the Company or its Affiliates, as the case may be, to execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or its Affiliates may reasonably request to evidence the termination of the Note Liens created by the Collateral Documents and (ii) not be deemed to hold the Note Liens for its benefit and the benefit of the Holders of the Senior Collateralized Notes.

                                  ARTICLE XII.
                                 MISCELLANEOUS

Section 12.1 Trust Indenture Act Controls.

   If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties shall control.

Section 12.2 Notices.

   Any notice, instruction, direction, request or other communication by the Company, the Trustee or any other holder of Senior Debt to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

   If to the Company:

      AMERICAN BUSINESS FINANCIAL SERVICES, INC.
      The Wanamaker Building
      100 Penn Square East
      Philadelphia, Pennsylvania 19004

      Attention: Anthony J. Santilli
                 Chairman, President and Chief Executive Officer
      Telecopier: (215)


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
   With a copy to:

      BLANK ROME LLP
      One Logan Square
      Philadelphia, Pennsylvania 19103-2599
      Attention: Jane K. Storero, Esquire
      Telecopier: (215) 569-5709

   If to the Trustee:


      U.S. BANK NATIONAL ASSOCIATION
      Mail Code EP-MN-WS3C
      60 Livingston Avenue
      St. Paul, Minnesota 55107
      Attention: Mr. Richard Prokosch, Corporate Finance
      Phone: (651) 495-3918
      Telecopier: (651) 495-8097

   If to a holder of Senior Debt, such address as such holder of Senior Debt shall have provided in writing to the Company and the Trustee.

   The Company, the Trustee or a holder of Senior Debt by notice to the Company and the Trustee may designate additional or different addresses for subsequent notices or communications.

   All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by nationally recognized overnight air courier guaranteeing next day delivery.

   Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

   If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

   If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3 Communication by Holders with Other Holders.

   Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Collateralized Notes. The Trustee is subject to ss. 312(b). The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent.

   Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.


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
Section 12.5 Statements Required in Certificate or Opinion.

   Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

      (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether such covenant or condition has been complied with; and

      (4) a statement whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.6 Rules by Trustee and Agents.

   The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7 Legal Holidays.

   A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Pennsylvania or the city of Wilmington, Delaware or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8 No Recourse Against Others.

   No director, officer, employee, agent, manager or stockholder of the Company as such, shall have any liability for any obligations of the Company under the Senior Collateralized Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Senior Collateralized Note waives and releases all such liability.

Section 12.9 Duplicate Originals.

   The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.10 Governing Law.

   THE INTERNAL LAW OF THE STATE OF DELAWARE SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 12.11 No Adverse Interpretation of Other Agreements.

   This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

   All agreements of the Company in this Indenture and the Senior
Collateralized Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.


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
Section 12.13 Severability.

   In case any provision in this Indenture or in the Senior Collateralized Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

   The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

   The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions thereof.

Section 12.16 Time.

   All time references used herein shall mean the time in effect in Philadelphia Pennsylvania, USA.

                            {SIGNATURE PAGE FOLLOWS}

                                   SIGNATURES


   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the day and year first written above.


                               AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                     (SEAL)    By: /s/  Anthony J. Santilli
                               _________________________________________________


                               Name:    Anthony J. Santilli
                                     ___________________________________________


                               Title:   Chairman, President and
                                        Chief Executive Officer
                                     __________________________________________



Attest: /s/  Stephen M. Giroux


                               U.S. BANK NATIONAL ASSOCIATION, as Trustee


                               By: /s/  Richard Prokosch
                               _________________________________________________


                                Name:   Richard Prokosch
                                     ___________________________________________

                               Title:   Vice President
                                     __________________________________________






                         {SIGNATURE PAGE TO INDENTURE}


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